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                                                                    EXHIBIT 10.8

                                 LOAN AGREEMENT

          This agreement made this    day of May, 1995, between PENN SECURITY
BANK AND TRUST COMPANY, a bank and trust company Incorporated under the laws of the Commonwealth of Pennsylvania with principal offices located at 150 North Washington Avenue, Scranton, Pennsylvania hereinafter referred to as "Bank" and THE BUCK HILL WATER COMPANY, a/k/a BUCK HILL WATER COMPANY, a corporation incorporated under the laws of the Commonwealth of Pennsylvania with principal offices located at Buck Hill Falls, Monroe County, Pennsylvania, hereinafter referred to as "Borrower".

WITNESSETH:

          Bank has agreed to grant financing in the amount of Nine Hundred Thousand ($900,000.00) Dollars The financing will consist of a secured term loan in the amount of Nine Hundred Thousand ($900,000.00) Dollars, the proceeds from which will be used to refinance existing debt and for Improvements made to the water supply system owned by the Borrower.

          The secured term loan will be evidenced by a promissory note of even date herewith, and will be for a term of twenty (20) years at the Bank's base rate plus one and one-half (1 1/2%) percent floating. The Bank's base rate equates to the prime rate of select New York City money center banks.

          Principal and interest shall be paid initially in monthly installments of Eight Thousand Nine Hundred Eighty Five Dollars and Forty Two Cents ($8,985.42) plus 1/12 annual real estate taxes, said payments to be adjusted annually to installments which would, at the then current rate charged on the loan amortize the remaining principal fully over the remaining amortization period (said remaining period to be computed by subtracting the number of years passed since the loan was granted from the initial amortization period of twenty
(20) years). These aforementioned initial regular monthly payments are based on the Bank's currant base rate of Nine (9%) Percent.

          Borrower has agreed to secure the term loan by a first lien mortgage on approximately 2200 acres of real estate, including all improvements thereon. Additionally, Borrower has agreed to further secure the loan with a collateral assignment to Bank of all revenues and assessments of the The Buck Hill Water Company, a/k/a Buck Hill Water Company. Buck Hill Falls Company has agreed to guarantee the loan as evidenced by a Guaranty and Surety Agreement of even date herewith.

          Borrower, In consideration of the Bank making this loan to Borrower, hereby warrants, represents and agrees as follows;

          1. Borrower shall furnish the Bank with corporate financial statements including Income statements on an annual basis or sooner, if requested by Bank. Additionally, it is required that a copy of the U.S. Income Tax Returns be furnished Bank on an annual basis.
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          2.  Borrower shall maintain adequate fire (including so-called extended coverage), public liability and other insurance as Bank may require, in such form and written by such companies as may be satisfactory to Bank, and shall upon request of Bank deliver to it the policies concerned. All policies covering property given as security for the loan shall have loss payable clauses in favor of Bank. It is required also that Title insurance be furnished by any responsible Title Insurance Company acceptable to the Bank.

          3. The execution, delivery and performance hereof and of any security instruments called for or delivered hereunder are within its corporate powers, have been duly authorized, are not in contravention of the terms of Borrower's Articles of Incorporation or Bylaws or capital stock or any amendment thereof and are not in contravention of law or of any Indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound.

          4. All financial statements, profit and loss statements, statements as to ownership and other statements heretofore or hereafter given to Bank in connection with this agreement, are or will be true and correct, subject to any limitation stated therein, and Borrower is the owner of all property in which Borrower has given encumbrances and other security interests, and Borrower will so own all property in which Borrower now or hereafter gives a security interest to Bank.

          5. Borrower shall be in default under this agreement upon the happening of any of the following events or conditions: default in the payment or performance of any obligation, covenant or liability contained or referred to herein or in any security instrument delivered hereunder or in any bond or note from Borrower to Bank; any warranty, representation or statement made or furnished to Bank by or on behalf of Borrower which proves to have been false in any material respect when made or furnished; dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any pert of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, Borrower or any guarantor or surety for Borrower. Upon such default and at any time thereafter as long as such default is continuing Bank may declare all obligations of Borrower to Bank immediately due and payable regardless of the terms of any bond or note evidencing the same, and may commence action to exercise its rights by foreclosure on the mortgage or may seek any other remedy according to law.

          6. Borrower may at any time prepay in whole or part, with accrued interest, the unpaid principal amount of the loan without payment of penalty or premium.

          7. The Bank reserves the right to cancel said financing should there be a change in ownership of The Buck Hill Water Company, a/k/a Buck Hill Water Company, or Buck Hill Falls Company or should Borrower enter into a merger or consolidation or sell, lease, assign or otherwise dispose of or transfer any of the collateral except in the normal course of business.
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          8.  No waiver hereunder shall be effective unless In writing.  No delay in exercising any right shall operate as a waiver thereof. A waiver on any one occasion shall not be a waiver of any right or remedy on any future occasion. This agreement will terminate when all obligations of Borrower to Bank have been paid in full. This agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF and intending to be legally bound hereby, this Loan Agreement is executed as of the day and year aforesaid.


PENN SECURITY BANK & TRUST CO.            THE BUCK HILL WATER COMPANY
                                          a/k/a BUCK HILL WATER COMPANY


By________________________________        By:_______________________________
J. Patrick Dietz                             Carl Benasutti
Assistant Vice-President                     President



Attest:_____________________________


(Corporate Seal)